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                                                                      Exhibit 21

                            PARENTS AND SUBSIDIARIES

     The following is a list of all subsidiaries of First Tennessee National Corporation ("FTNC") and information on an unconsolidated entity at December 31, 2003. Each subsidiary is 100% owned by its immediate parent, except as described below in note (4), and all are included in the Consolidated Financial
Statements:

                                                                     Type of Ownership   Jurisdiction of
                                                                     Type of Ownership   Incorporation/
                            Subsidiary                               by FTNC             Organization
                            ----------                               -----------------   ---------------
First National Bank of Springdale (1)*                                    Direct          United States
First Tennessee Bank National Association (2)                             Direct          United States
   Check Consultants, Incorporated*                                       Indirect        Tennessee
   Community Leasing Corporation*                                         Indirect        Tennessee
   Community Money Center, Inc.*                                          Indirect        Tennessee
   East Tennessee Service Corporation*                                    Indirect        Tennessee
      Upper East Tennessee Insurance Agency*                              Indirect        Tennessee
   First Express Remittance Processing, Inc.                              Indirect        Tennessee
   First Funds, Inc.*                                                     Indirect        Tennessee
   First Horizon Insurance Services, Inc.                                 Indirect        Tennessee
   First Horizon Merchant Services, Inc.                                  Indirect        Tennessee
      Global Card Services, Inc.                                          Indirect        Florida
   First Horizon Money Center, Inc.*                                      Indirect        Tennessee
   First Tennessee ABS, Inc.                                              Indirect        Delaware
   First Tennessee Brokerage, Inc.                                        Indirect        Tennessee
   First Tennessee Commercial Loan Management, Inc.*                      Indirect        Tennessee
   First Tennessee Equipment Finance Corporation                          Indirect        Tennessee
   First Tennessee Housing Corporation                                    Indirect        Tennessee
      CC Community Development Holdings, Inc.                             Indirect        Tennessee
   First Tennessee Merchant Equipment, Inc.*                              Indirect        Tennessee
   FT Building, LLC                                                       Indirect        Tennessee
   FT Insurance Corporation                                               Indirect        Tennessee
   FT Mortgage Holding Corporation                                        Indirect        Illinois
      Federal Flood Certification Corporation                             Indirect        Texas
      FHEL, Inc.                                                          Indirect        Delaware
         FHRF, Inc.                                                       Indirect        Delaware
            First Horizon Mortgage Loan Corporation                       Indirect        Delaware
               FT Real Estate Securities Company, Inc.                    Indirect        Arkansas
                  FHRIII, LLC                                             Indirect        Delaware
                  FHTRS, Inc.                                             Indirect        Delaware
                     FH-FF Mortgage Services, L.P.                        Indirect        Delaware
      FHR Holding, Inc.                                                   Indirect        Delaware
         FHRIV, LLC                                                       Indirect        Delaware
         FHRV, LLC                                                        Indirect        Delaware
         FHRVI, LLC                                                       Indirect        Delaware
      First Horizon Home Loan Corporation (3)                             Indirect        Kansas
         First Tennessee Mortgage Services, Inc.                          Indirect        Tennessee




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
         First Horizon Asset Securities, Inc.                             Indirect        Delaware
      FT Real Estate Information Mortgage Solutions Holdings, Inc.        Indirect        Delaware
         FT Real Estate Information Mortgage Solutions, Inc.              Indirect        Delaware
      FT Reinsurance Company                                              Indirect        South Carolina
   FTN Financial Capital Assets Corporation                               Indirect        Tennessee
   FTN Financial Securities Corporation                                   Indirect        Tennessee
   FTN Financial Securitization Corporation                               Indirect        Delaware
   FTN Investment Corp.                                                   Indirect        Delaware
   FTN Midwest Research Securities Corporation                            Indirect        Delaware
   FTN Premium Services, Inc.                                             Indirect        Tennessee
   Hickory Venture Capital Corporation                                    Indirect        Alabama
   JPO, Inc.*                                                             Indirect        Tennessee
   Synaxis Group, Inc.                                                    Indirect        Delaware
      Frost Specialty Risk, Inc.                                          Indirect        Tennessee
      Mann, Smith & Cummings, Inc.                                        Indirect        Tennessee
      Employers Risk Services, Inc.                                       Indirect        Kentucky
      Merritt & McKenzie, Inc.                                            Indirect        Georgia
      Polk & Sullivan Group, Inc.                                         Indirect        Tennessee
      Synaxis Risk Services, Inc.                                         Indirect        Tennessee
      Van Meter Insurance, Inc.                                           Indirect        Kentucky
   TSMM Corporation*                                                      Indirect        Tennessee
FTB Futures Corporation*                                                  Direct          Tennessee
Hickory Capital Corporation                                               Direct          Tennessee
Highland Capital Management Corp.                                         Direct          Tennessee
Martin & Company, Inc.                                                    Direct          Tennessee
Mountain Financial Company*                                               Direct          Tennessee
Norlen Life Insurance Company                                             Direct          Arizona
Springdale Trust Company                                                  Direct          Arkansas

   *Inactive.

(1)  Substantially all of the assets of the bank were sold on 12/31/03.

(2) Divisions of this subsidiary do business in certain jurisdictions under the following names: First Express, First Horizon, First Horizon Bank, First Horizon Equity Lending, First Horizon Money Center, FTN Financial Capital Markets, Garland Trust, Gulf Pacific Mortgage.

(3) Divisions of this subsidiary do business in certain jurisdictions under the following names: First Horizon Home Loans, First Horizon Lending Center, McGuire Mortgage, OneLoan.

(4)  The following subsidiaries are not wholly-owned by their immediate parent:

          FT Mortgage Holding Corporation - FTNC
               owns <1% of the common stock with the balance owned by the subsidiary's immediate parent.

          FT Real Estate Securities Company, Inc. - FTNC owns <1% of the common stock with the balance of the common stock




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               owned by the subsidiary's immediate parent. Some preferred stock is not owned directly or indirectly by FTNC.

          First Horizon Mortgage Loan Corporation - FTNC owns <1% of the common stock directly with the balance of the common stock owned by the subsidiary's immediate parent.

          First Tennessee Mortgage Services, Inc. - FTNC owns <2% of the common stock directly with the balance of the common stock owned by the subsidiary's immediate parent.

          FH-FF Mortgage Services, L.P. - FT Real Estate Securities
               Company, Inc. owns a 99% limited partnership interest and First Tennessee Mortgage Services, Inc. owns a 1% general partnership interest.

          FHRF, Inc. - First Tennessee Mortgage Services, Inc. owns 1.01% of the common stock with the balance owned by the subsidiary's immediate parent.

     In addition, FTNC owns 100% of the common securities of the following unconsolidated entity:

     First Tennessee Capital I, a Delaware business trust.